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As filed with the Securities and Exchange Commission on July 19, 2006
                                                    Registration No. 333-74821
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             --------------------

                            COMPX INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                        57-0981653
(State or other jurisdiction                          (I.R.S. Employer
     of incorporation or                              Identification No.)
     organization)

  Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
      Dallas, Texas                                       75240-2697
  (Address of principal                                   (Zip Code)
   executive offices)

                            --------------------

                          COMPX CONTRIBUTORY RETIREMENT PLAN

          (As successor by merger to The 401(k) Plan of the Fort Lock
                                  Corporation)
                            (Full title of the plan)

                             --------------------

                             A. Andrew R. Louis, Esq.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697
                                 (972) 233-1700
                      (Name, address and telephone number
                    including area code of agent for service)


==============================================================================

                                 DEREGISTRATION

     On December 31, 2000, The 401(k) Plan of the Fort Lock Corporation merged into the CompX Contributory Retirement Plan (formerly known as the National Cabinet Lock, Inc. Contributory Retirement Plan), with the CompX Contributory Retirement Plan surviving the merger. On December 31, 2005 the CompX Contributory Retirement Plan merged into another retirement plan, with the other plan surviving the merger. The surviving plan of the December 31, 2005 merger no longer offered to participants the option to purchase or sell shares of class A common stock, par value $0.01 per share ("Class A Common Stock"), of the registrant. Any shares of Class A Common Stock held by a participant of the plan were sold prior to December 31, 2005. Accordingly, the registrant hereby deregisters all unsold shares of the 500,000 shares of Class A Common Stock initially registered under this registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas, on July 19, 2006:

                            COMPX INTERNATIONAL INC.




                               By: /s/ A. Andrew R. Louis
                                   ---------------------------
                                   A. Andrew R.
                                   Louis Secretary

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                         Title                        Date
---------------------------        ---------------------         -------------




*                                  Chairman of the Board         July 19, 2006
---------------------------
Glenn R. Simmons




*                                 Vice Chairman of the           July 19, 2006
---------------------------       Board, President and
David A. Bowers                   Chief Executive
                                  Officer (Principal
                                  Executive Officer)




/s/ Darryl R. Halbert             Vice President, Chief          July 19, 2006
---------------------------       Financial Officer and
Darryl R. Halbert                 Controller (Principal
                                  Financial and
                                  Accounting Officer)

        Signature                         Title                        Date
---------------------------        ---------------------         -------------


*                                  Director                      July 19, 2006
---------------------------
Paul M. Bass, Jr.





*                                  Director                      July 19, 2006
---------------------------
Edward J. Hardin




*                                  Director                      July 19, 2006
---------------------------
Ann Manix




*By:     /s/ A. Andrew R. Louis
         ----------------------
         A. Andrew R. Louis
         Attorney-in-Fact

     Pursuant to the requirements of the Securities Act, the plan committee of The CompX Contributory Retirement Plan has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Dallas, state of Texas, on July 19, 2006.


                                            The CompX Contributory
                                              Retirement Plan


                                            By: CompX International Inc.
                                                as the sponsor of The
                                                CompX Contributory
                                                Retirement Plan




                                                /s/ Darryl R. Halbert
                                                -----------------------
                                                Darryl R. Halbert Vice
                                                President, Chief
                                                Financial Officer and
                                                Controller